Exhibit 24
POWER OF ATTORNEY
KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jun Mizutani with full power of substitution and resubstitution, as its true and lawful attorney-in-fact and agent to:

1. Execute for and on behalf of the undersigned, as an officer of V-Cube, Inc. and/or beneficial owner of more than 10% of the TEN Holdings, Inc.'s
 (the "Company") capital stock, Forms 3, 4 and 5, Schedules 13D and 13G, and Form 144 (and any amendments thereto) in accordance with Section 13 and
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under Rule 144 under the Securities Act of 1933
"Rule 144");

2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Schedules 13D and 13G, and Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Form 3, 4 or 5, Schedules 13D and 13G, and Form 144, electronically with the SEC; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 13 and Section 16 of the Exchange Act, and Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5, 13D, 13G and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 9th day of November, 2026.

V-Cube, Inc.
a Japanese company

/s/ Jun Mizutani
Jun Mizutani
Chief Executive Officer